AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1998
                                          REGISTRATION NO. 333-
======================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    RIO HOTEL & CASINO, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                                        95-3671082
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)

        3700 WEST FLAMINGO ROAD, LAS VEGAS, NEVADA 89103
      (Address of registrant's principal executive offices)


     RIO HOTEL & CASINO, INC. 1995 LONG-TERM INCENTIVE PLAN
                    (Full title of the plan)


                      JAMES A. BARRETT, JR.
                    RIO HOTEL & CASINO, INC.
                     3700 WEST FLAMINGO ROAD
                     LAS VEGAS, NEVADA 89103
                         (702) 252-7733
  (Name, address, and telephone number, including area code, of agent for service)

          PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:

                        MICHAEL J. BONNER
                        SHERWOOD N. COOK
                KUMMER KAEMPFER BONNER & RENSHAW
                   3800 HOWARD HUGHES PARKWAY
                          SEVENTH FLOOR
                     LAS VEGAS, NEVADA 89109
                         (702) 792-7000

                             CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                           PROPOSED            PROPOSED        AMOUNT OF
      TITLE OF EACH CLASS OF          AMOUNT TO BE     MAXIMUM OFFERING   MAXIMUM AGGREGATE  REGISTRATION
   SECURITIES TO BE REGISTERED       REGISTERED<F1>  PRICE PER SHARE<F2>  OFFERING PRICE<F2>      FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        2,000,000 shares       $21.875           $43,750,000        $12,906
===========================================================================================================

<F1> Represents  the  maximum  number  of  shares  which  may  be distributed pursuant to this Registration Statement.
<F2> Computed  pursuant  to Rule 457(h) solely  for  purposes  of determining the registration fee, based upon the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on June 11, 1998 ($21.875).

                   INCORPORATION BY REFERENCE

      This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 to register 2,000,000 additional securities (the "Shares") of the same class as those securities for which a registration statement filed on Form S-8 relating to Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan (the "Plan") is effective. The Shares are the result of an amendment (the "Amendment") to the Plan which increased the amount of Rio Hotel & Casino, Inc. (the "Company") Common Stock reserved for issuance under the Plan from a total of 2,000,000 shares to a total of 4,000,000 shares. The Amendment was adopted by the Company's board of directors on February 25, 1998 and approved by the Company's stockholders on May 21, 1998. Pursuant to General Instruction E to Form S-8, except as otherwise provided herein, the contents of the Company registration statement on Form S-8 (Registration No. 333-12011) filed with the Securities and Exchange Commission on September 13, 1996 and relating to the Plan, are hereby incorporated by this reference.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

 EXHIBIT
  NUMBER    DESCRIPTION

   5.01     Opinion  of  Kummer  Kaempfer Bonner  &  Renshaw  re:
            legality of the securities being registered.

  10.01     Rio  Hotel  &  Casino, Inc. 1995 Long-Term  Incentive
            Plan (as approved May 21, 1998).

  23.01     Consent of Arthur Andersen LLP.

  23.02 Consent of Kummer Kaempfer Bonner & Renshaw included in Exhibit 5.01.

  24.01     Power of Attorney, contained on page 3.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 15, 1998.



                               RIO HOTEL & CASINO, INC.


                               By:  /s/ Anthony A. Marnell II
                                    Anthony A. Marnell II
                                    Chairman of the Board of Directors
                                    and Chief Executive Officer
                                    (Principal Executive Officer)



                        POWER OF ATTORNEY

      The undersigned directors and officers of Rio Hotel & Casino, Inc. hereby appoint James A. Barrett, Jr. or Ronald J. Radcliffe, and each of them, as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the persons in the capacities and on the date indicated.


         SIGNATURE                           TITLE                        Date
/s/ Anthony A. Marnell II    Chairman of the Board of Directors and   June 15, 1998
-------------------------    Chief Executive Officer
    Anthony A. Marnell II    (Principal Executive Officer)

/s/ James A. Barrett, Jr.    President, Chief Operating Officer and   June 15, 1998
-------------------------    Director
    James A. Barrett, Jr.
                                         3

/s/ Ronald J. Radcliffe      Vice President, Treasurer and Chief      June 15, 1998
-------------------------    Financial Officer (Principal Financial
    Ronald J. Radcliffe      and Accounting Officer)

/s/ John A. Stuart           Director                                 June 15, 1998
-------------------------
    John A. Stuart

/s/ Thomas Y. Hartley        Director                                 June 15, 1998
-------------------------
    Thomas Y. Hartley

/s/ Peter M. Thomas          Director                                 June 15, 1998
-------------------------
    Peter M. Thomas

/s/ David P. Hanlon          Executive Vice President, Chief          June 15, 1998
-------------------------    Operating Officer and Director
    David P. Hanlon

                          EXHIBIT INDEX

EXHIBIT                                                SEQUENTIAL
NUMBER   DESCRIPTION                                   PAGE NUMBER
-------  -----------                                   -----------

  5.01   Opinion  of Kummer Kaempfer Bonner & Renshaw       6
         re:   legality   of  the  securities   being
         registered.

 10.01   Rio  Hotel  &  Casino, Inc.  1995  Long-Term       8
         Incentive Plan (as approved May 21, 1998).

 23.01   Consent of Arthur Andersen LLP.                   19

 23.02 Consent of Kummer Kaempfer Bonner & Renshaw included in Exhibit 5.01.

 24.01   Power of Attorney, contained on page 3.


                                5

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